Exhibit 10.14

                          REVISED SETTLEMENT AGREEMENT

            This Revised Stipulation of Settlement (the "Agreement") is made and entered into by and between Internet Commerce Corporation, a Delaware corporation, formerly known as Infosafe Systems, Inc. ("ICC"), Arthur R. Medici, individually ("Medici"), and Dr. Robert H. Nagel, individually ("Nagel") (collectively, the "Parties"), to resolve Infosafe Systems, Inc. v. Robert H. Nagel, AAA #13-160-00500-97 and Robert H. Nagel v. Arthur R. Medici, pending before the U.S. District Court for the Southern District of New York, Case No. 98-CV-2243 (SWK) (together, the "Actions").

            WHEREAS, the Parties are each desirous of finally, conclusively and forever resolving the Actions (the "Settlement");

            AND WHEREAS, the Parties, each acting on its or his own behalf, as the case may be, have approved the settlement terms described below:

            NOW THEREFORE, in consideration of the mutual covenants herein contained, the Parties agree as follows:

            1.    ICC will deliver to Nagel:

                  (a) $60,000 by April 22, 1999. In the event that ICC does not pay $60,000 on or prior to April 22, 1999, then the Agreement is null and void at the option of Nagel; and

                  (b) 22,000 shares (the "Shares") of Class A Common Stock of ICC to be registered for resale on a selling security holder "shelf" registration statement (the "Resale Registration Statement") to be filed with the Securities and Exchange Commission. It is agreed that the Shares will not be issued on the date of execution of this Agreement, but will be issued within 3 business days of the effective date of the Resale Registration Statement; provided, however, that, if ICC declares a dividend on its Class A Common Stock payable in-kind, or effects a split on such Class A Common Stock (in each case, prior to the effective date of the Resale Registration Statement), Nagel shall be entitled to the same benefits as any other holder of Class A Common Stock as if he owned the Shares at the time of such dividend or split. Nagel agrees that he will not, without ICC's prior written consent (which may be granted or withheld in ICC's sole discretion) sell or transfer the Shares until the expiration of 90 days following the effective date of the Resale Registration Statement. If the Resale Registration Statement is not declared effective on or before September 10, 1999, then the Agreement is null and void at the option of Nagel. If Nagel exercises such option, the $60,000 paid pursuant to

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                        paragraph 1(a) shall be an offset against any amount
                        owed by ICC arising from the arbitral award in Infosafe Systems, Inc. v. Robert H. Nagel, AAA No.
                        13-160-00500-97.

            2. Delivery of Funds and Stock to Nagel. Pursuant to Nagel's request, the $60,000 paid to Nagel pursuant to paragraph 1(a) shall be delivered to Nagel by delivering a check payable to Morley and Trager as attorneys for Nagel. Two certificates representing the Shares shall be delivered, as set forth above, to Morley and Trager as follows: 16,500 Shares registered in the name of Robert H. Nagel and 5,500 Shares in the name of Leslie Trager.

            3. The Parties have executed mutual General Releases, which General Releases are and shall be held in escrow by Schnader Harrison Segal & Lewis LLP, pending delivery of the funds and the Shares.

            4. The Parties have executed a Stipulation of Dismissal of the case captioned Robert H. Nagel v. Arthur R. Medici, United States District Court, Southern District of New York, Case No. 98-CV-2243 (SWK), which Stipulation of Dismissal is and shall be held in escrow by Schnader Harrison Segal & Lewis LLP pending delivery of the funds and the Shares.

            5. Confidentiality. This Agreement and the terms and conditions of the Settlement shall remain strictly CONFIDENTIAL. Each party agrees that neither they nor their agents will disclose any information concerning the Agreement and related discussions to any third party at any time, except with respect to ICC, such of its management staff and administrative employees having a need to know and their respective attorneys and tax advisors (all the foregoing having first been informed of these requirements having agreed to be bound by them) or if compelled to do so by rule or regulation or under subpoena or other judicial process; Nagel and Medici agree that they will not reveal or discuss the terms and conditions of this Agreement to anyone except their spouse or children, accountant or financial advisor, attorney and any tax or regulatory authorities which may require such disclosure.

            6. Non-Disparagement. The Parties agree that they will not directly or indirectly make any statement to any person or entity that could be interpreted by a reasonable person as tending to disparage the professional reputation of ICC, Medici or Nagel or any entity related to ICC, or the personal or professional reputation of ICC's respective officers, employees or agents. This provision is not intended to restrict competition of either party against the other, but is merely intended to govern the manner of any competition between them.

            7. Non-Admission. With regard to the action pending before the U.S. District Court for the Southern District of New York, Robert H. Nagel v. Arthur
R. Medici, Case No. 98-CV-2243 (SWK), neither the negotiation, undertaking, agreement to provide, nor the actual provision of the consideration set forth in this Agreement, nor the drafting or execution of this document shall in any way be construed as an acknowledgment or an admission by either party of any liability to the other or any other individual or entity, or an acknowledgment or admission of any wrongdoing whatsoever under federal, state or local law. Both parties specifically deny any such liability or wrongdoing.


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            8. Waiver and Reinstatement. Nagel hereby waives any rights he may have to reinstatement and agrees and promises that he will never apply for or seek employment with ICC at any time. ICC and its successors shall have the option of waiving its/their rights under this Paragraph.

            9. Entire Agreement. This Agreement constitutes the complete understanding between the parties concerning all matters as between Nagel and Medici and Nagel and ICC and supersedes the Settlement Agreement previously executed by ICC, Nagel and Medici, as well as any prior employment agreement Nagel may have had with ICC, the provisions of any ICC personnel documents, handbooks or policies and any prior customs or practices of ICC.

            10. Governing Law, Successors and Assigns. This Agreement shall be governed and construed in accordance with the laws of New York and shall be binding upon the parties hereto and their respective successors and assigns.

            IN WITNESS WHEREOF, the Parties executed this Agreement on the date set forth below.


                                            INTERNET COMMERCE CORPORATION


                                    By:  /s/ Richard J. Berman
                                         --------------------------------
                                    Its:  Chairman and CEO
                                         --------------------------------



------------------------------                       /s/ Arthur R. Medici
Attest:                                              ---------------------------




------------------------------                      /s/ Dr. Robert H. Nagel
Attest:                                              ---------------------------


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